EXHIBIT 5.1

July 12, 2023	Winthrop & Weinstine, P.A. Direct Dial: (612) 604-6400 Direct Fax: (612) 604-6800 info@winthrop.com

Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006

Re:    Registration Statement on Form S‑3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S‑3 (the “Registration Statement”) filed by Daktronics, Inc., a South Dakota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the “Shares” (as defined below).

The Registration Statement relates to the proposed offer and resale or distribution from time to time by Alta Fox Opportunities Funds, LP, including its transferees, pledgees, donees or successors (collectively, the “Selling Shareholder”) pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and any supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate of 6,482,040 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), issuable upon the conversion of a senior secured convertible note (the “Convertible Note”) the Company sold and issued to the Selling Shareholder on May 11, 2023 in the original principal amount of $25,000,000.

The Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and any Prospectus Supplements.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including the Officer’s Reliance Certificate dated as of July 11, 2023 signed in connection with our opinions set forth herein. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post‑effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement, to the extent necessary, will have been filed with the Commission describing the Shares offered thereby; (f) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement and in the manner and on the terms and conditions set forth in and required by the Convertible Note; (g) the legal capacity of all natural persons; (h) after the issuance of any Shares offered pursuant to the Registration Statement, the total number of issued shares of the Company’s Common Stock, together with the total number of shares of Common Stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible securities (including, without limitation, any warrants, options, preferred stock, convertible debt or other rights to purchase shares of shares of Common Stock) then outstanding, will not exceed the total number of

Daktronics, Inc.
July 12, 2023

authorized shares of Common Stock available for issuance under the Company’s then-effective amended and restated articles of incorporation; and (i) at the time of the issuance of the Shares, the Company will be validly existing as a corporation and in good standing under the laws of the State of South Dakota. We have also assumed the authority of persons signing any documents on behalf of parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the examinations and assumptions set forth above, we are of the opinion that the Shares, when issued by the Company upon conversion of the Convertible Note in accordance with the terms of the Convertible Note, will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and resale of the Shares while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the South Dakota Business Corporation Act.

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares or the Convertible Note.

Very truly yours,

/s/ Winthrop & Weinstine, P.A.